Second Quarter 2026 Financial Results August 6, 2026 Burford Capital This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Notice and disclaimer This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited (together with its subsidiaries, the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three and six months ended June 30, 2026 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. The financial condition and results of operations as of and for the three and six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, including statements with respect to the Company’s expectations regarding the performance of its business and legal finance assets and other nonhistorical statements, as well as the Company’s target metrics and projections, such as modeled realizations and modeled return on invested capital (“ROIC”), that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although the Company believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results and events to differ materially from (and be more negative than) future results and events expressed, targeted, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information, intellectual property or litigation or business strategy due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) competitive factors and demand for the Company’s services and capital; (xi) failure of lawyers who prosecute and/or defend claims that the Company has financed to exercise due skill and care or the misalignment of their interests or those of their clients with the Company’s; (xii) poor performance by the commitments the Company makes on behalf of its private funds; (xiii) negative publicity about or public perception of the legal finance industry or the Company; (xiv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xv) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvi) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xvii) potential liability from litigation and legal proceedings against the Company; (xviii) the Company’s ability to hire and retain key personnel; (xix) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xx) exposure to foreign currency exchange rate fluctuations; (xxi) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxii) information systems risks or improper functioning of the Company’s information systems or those of its third-party service providers; (xxiii) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxiv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxv) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvi) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxvii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC”). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to forward-looking statements, this Presentation includes certain data, such as modeled realizations and modeled ROIC, based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Notice and disclaimer (continued) Estimates and Assumptions. This Presentation includes certain unaudited financial and business projections, targets and goals with respect to the Company’s future outlook (collectively, the “Estimates”). The Estimates reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Estimates constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in these projections, targets or goals. There can be no assurance that the Estimates will be realized or that actual results will not be materially higher or lower than forecast. The Estimates cannot, therefore, be considered a guarantee of future results of operations, and this information should not be relied upon as such. The inclusion of the Estimates in this Presentation should not be regarded as an indication that the Company or any of its affiliates, officers, directors, employees or representatives considered or considers the Estimates to be necessarily predictive of actual future events, and the Estimates should not be relied upon as such. The inclusion of the Estimates herein should not be deemed an admission or representation by the Company that its management views the Estimates as material information. Neither the Company nor any of its affiliates, officers, directors, employees or representatives has made or makes any representation to any of the Company’s shareholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Estimates or can give any assurance that actual results will not differ materially from the Estimates. Certain of the projected financial information in this Presentation may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP (as defined below), and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. No reconciliation of non-GAAP financial measures in the Estimates to measures calculated in accordance with US GAAP was created or used in connection with preparing the Estimates. In light of the foregoing factors and the uncertainties inherent in the Estimates, readers are cautioned not to place undue reliance on the Estimates. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ESTIMATES TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE ESTIMATES WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE ESTIMATES ARE NO LONGER APPROPRIATE OR ARE SHOWN TO BE IN ERROR, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”) and various indebtedness leverage ratios. The Company believes that (i) cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets and (ii) TBVPS is an important measure of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. In addition, the Company uses certain unaudited key performance indicators (“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. Additional information with respect to these non-GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Other Reconciliations” and “Glossary” sections of this Presentation. * * * * *

Notice and disclaimer (continued) The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, reasonableness or completeness of the information contained in this Presentation, including information obtained from third parties. Unless otherwise specified, information contained in this Presentation is sourced from and reflects the views and opinions of the Company. Certain information contained in this Presentation has been obtained from sources other than the Company. While such information is believed to be reliable for purposes used in this Presentation, no representations are made as to the accuracy or completeness thereof, and the Company does not take any responsibility for such information. Certain information contained in this Presentation discusses general market activity, industry or sector trends or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described in this Presentation will continue or will not reverse. Past events, trends and results do not imply, predict or guarantee, and are not necessarily indicative of, future events, trends or results. This Presentation is not complete, and the information contained in this Presentation may change at any time without notice. The Company does not have any responsibility to update this Presentation to account for such changes. The information contained in this Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents. .

Burford Reports 2Q26 Financial Results “Burford generated more cash this quarter than any since the first quarter of 2025, and July saw strong momentum in the portfolio. With $733 million of cash on hand, Burford is well- positioned to continue growing its industry-leading platform while strong liquidity and robust cash receipts allow us to prudently manage the balance sheet.” Christopher Bogart Chief Executive Officer Conference Call Burford will hold a conference call for investors and analysts at 9.00am EDT / 2.00pm BST on Thursday, August 6, 2026. The dial-in numbers for the conference call are +1 (646) 307-1951 (USA) or +1 (888) 500-3691 (USA and Canada toll free) / +44 (0)20 8610 3526 (UK) or +44 800 524 4258 (UK toll free) and the access code is 22134. To minimize the risk of delayed access, participants are urged to dial into the conference call by 8.40am EDT / 1.40pm BST. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/912544397, and pre-registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices. For more information, please visit www.burfordcapital.com. NOTE: All information and data in this Presentation is for the three and six months ended June 30, 2026 (“2Q26” and “YTD26”, respectively) compared to the three and six months ended June 30, 2025 (“2Q25” and “YTD25”, respectively), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding.

Financial Results: GAAP Consolidated

- Consolidated GAAP net income/(loss) was $9 million in 2Q26 and $(1,624) million in YTD26
- Net income/(loss) attributable to Burford Capital Limited shareholders was $2 million in 2Q26 and $(1,630) million in YTD26

Consolidated (GAAP) *$ in thousands*	YTD26	YTD25	2Q26	2Q25
Revenues				
Capital provision income/(loss)	(2,397,286)	355,680	101,479	224,164
Net realized gains/(losses)	*97,825*	*107,915*	*65,655*	*40,296*
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets	*(59,715)*	*47,918*	*34,315*	*45,398*
Fair value adjustment during the period from YPF-related assets	*(2,431,581)*	*180,921*	*5,809*	*125,492*
Other capital provision income/(loss)	*(3,815)*	*18,926*	*(4,300)*	*12,978*
Plus/(Less): Third-party interests in capital provision assets	773,007	(64,053)	1,112	(43,257)
Asset management income/(loss)	573	2,887	289	1,349
Marketable securities income/(loss) and interest	13,393	15,384	6,981	8,597
Other income/(loss)	622	247	822	433
Total revenues	**(1,609,691)**	**310,145**	**110,683**	**191,286**
Operating expenses				
Compensation and benefits	(85,540)	63,267	30,792	36,953
Salaries and benefits	*31,316*	*24,144*	*18,152*	*11,749*
Annual incentive compensation	*9,541*	*9,319*	*4,118*	*5,074*
Share-based and deferred compensation	*(2,995)*	*10,064*	*2,230*	*7,265*
Long-term incentive compensation including accruals	*(123,402)*	*19,740*	*6,292*	*12,865*
General, administrative and other	17,200	18,002	8,612	7,792
Case-related expenditures ineligible for inclusion in asset cost	(34,315)	8,897	8,037	4,320
Total operating expenses	(102,655)	90,166	47,441	49,065
Other expenses				
Finance costs	99,268	67,859	49,626	33,979
Foreign currency transactions (gains)/losses and other expenses	15,294	(2,105)	(350)	(1,505)
Total other expenses	114,562	65,754	49,276	32,474
Income/(loss) before income taxes	**(1,621,598)**	**154,225**	**13,966**	**109,747**
Provision for/(benefit from) income taxes	2,069	12,162	4,486	4,594
Net income/(loss)	**(1,623,667)**	**142,063**	**9,480**	**105,153**
Less: Net income/(loss) attributable to non-controlling interests	6,198	22,838	7,276	16,857
Net income/(loss) attributable to Burford Capital Limited shareholders	**(1,629,865)**	**119,225**	**2,204**	**88,296**

6

Key Messages

Key Messages

- ➢ 2Q26 results reflect steady cash generation alongside modest portfolio activity
  - Cash receipts of $157 million in 2Q26 were the highest quarterly result since 1Q25, up 75% from 1Q26 and more than 3x the amount received in 2Q25
  - Cash and marketable securities of $733 million as of June 30, 2026 remain steady from prior quarter maintaining a strong liquidity position
- ➢ July case wins mark a strong start to the second half of 2026 and highlight how quickly momentum can shift in our business

<u>Ongoing priorities in second half of 2026:</u>

- ➢ Cash generation from the portfolio through proactive case management
- ➢ Streamline operating costs as we maintain our focus on growth
- ➢ Prudently manage liquidity as we assess optimal path to address leverage and 2028 debt maturity

$5.7 billion

Group-wide portfolio
(as of June 30, 2026)


4.1
1.8
2.3
1.6
0.4
1.2
Principal Finance Segment
Asset Management & Other Services Segment
Fair value
Undrawn commitments

NOTE: References throughout this Presentation to portfolio activity such as deployments and realizations refer to our Principal Finance segment, and all such portfolio activity metrics are shown either on a Burford-only or adjusted Burford-only basis, as applicable, unless otherwise noted. See "*Other Reconciliations*" and "*Glossary*" sections of this Presentation for additional information with respect to these portfolio activity metrics, their respective definitions and related reconciliations. In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

8

Selected portfolio developments in July 2026 9 NOTE: These cases remain subject to significant litigation and collection risks, including potential appeals, annulments, set-aside or other post-judgment or post-award proceedings, as well as enforcement, collection and collateral litigation in other jurisdictions. As with all arbitration and litigation matters, outcomes remain uncertain until final resolution, and there can be no assurance as to the timing or amount of any ultimate recovery. Depending on the outcome of such proceedings, Burford could recover substantially less than the amounts described above or, in certain circumstances, incur a total loss. Litigation and arbitration matters also frequently resolve for amounts materially below the face amount of an award or judgment, and the parties could agree to resolve these matters for considerably less than the amount of the judgment or award. Burford's ultimate entitlement, if any, will also depend on the terms of its financing agreement and applicable fees, expenses, taxes and other deductions. In addition, if settlement or other resolution discussions occur, Burford may be unable to comment publicly on those discussions until their conclusion. Burford disclaims, to the fullest extent permitted by law, any obligation to update its statements regarding these matters as the proceedings continue. The matters described above are selected portfolio developments and are not intended to be representative of Burford’s portfolio results for July 2026 or for the third quarter as a whole. Other matters may have produced less favorable, unfavorable or no developments during the same period. Key Messages ➢ Favorable $600+ million ruling in mining arbitration • Burford’s Principal Finance segment would be entitled to around $200 million if award against Cameroon paid in full • Cameroon sub-case exists in the same cross-collateralized portfolio as the previously discussed sub-case loss against Republic of Congo, which is being challenged in the courts ➢ Sizeable US jury verdict that would entitle Burford to $83 million group-wide if paid in full, with about half allocated to Burford’s Principal Finance segment ➢ Favorable German Supreme Court ruling (Germany’s highest court), after years of lower court litigation, resolving in Burford’s favor the ability to bring cases with damages claims in excess of $500 million and setting a valuable future precedent ➢ A law firm portfolio has already paid out $54 million group-wide in 2026, of which $20 million came in July (75% to Principal Finance segment), with an additional fee that came in 50% above our expectations and is expected to result in double-digit millions more for Burford

Key Messages

Modeled realizations are highly diversified

- Our last modeled realizations[1] disclosure at year-end 2025 anticipated $5.2 billion in future realizations from the existing portfolio (excluding YPF-related assets)
- We believe the current portfolio is highly diversified not only from the standpoint of deployed capital, but also in terms of the distribution of modeled returns across capital provision assets
- Modeled realizations would also imply approximately $350 million of incremental asset management proceeds[2] expected to be earned from BOF-C and private funds
- Modeled ROIC[3] of 110% on modeled realizations exceeds historical ROIC of 82%, which reflects the accumulation of several large, short-duration assets in the historical track record which weigh down ROIC despite strong IRRs

Modeled realizations (ex-YPF) - Asset-level concentrations
Principal Finance as of December 31, 2025
($ in millions)



Top 5 assets by modeled realizations
17%
#6-10
12%
#11-20
14%
#21-30
10%
#31-40
8%
#41-50
7%
Rest of portfolio (172 assets)
32%
$5.2 billion
110% ROIC

1) Modeled realizations: Expected future realizations from capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates.
2) Incremental asset management proceeds: Expected future cash receipts from profit-sharing income and performance fees implied by expected future realizations, including the collection of current receivables that have already been recognized as revenue.
3) Modeled ROIC: Return on invested capital based on adjusted modeled realizations and estimated deployed cost, which includes expected additional deployed cost on existing assets based on probabilistic modeling of portfolio.

NOTE: This slide reflects information previously disclosed in our 4Q25 and FY25 earnings presentation released on February 26, 2026 and does not constitute an update to prior modeling. Calculation derived from our internal modeling of individual matters and of our portfolio as a whole. These data are not a forecast of future results. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of our internal models. The inherent nature of probabilistic modeling is that actual results will differ from the modeled results, and such differences could be material. The modeling data included in this Presentation are for informational purposes only. No statement in this Presentation is intended to be a profit forecast or be relied upon as a guide to future performance. In particular, past performance is no guide to future performance.

NOT A PROJECTION – SEE DISCLAIMER ON PAGES 2-4

10

-100 0 100 200 300 400 500 600 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC 0 5 10 15 20 25 30 35 40 45 50 Historical ROIC impacted by largest deployments 11 • Historical ROIC of 82% on concluded and partially concluded assets is significantly influenced by a group of large successful transactions • All six of the assets that deployed more than $50 million produced a ROIC between 25-72% and mostly with short durations • Removing these six assets alone would raise the historical ROIC from 82% to 99% Concluded (fully and partially) assets – Arrayed by ROIC and deployed cost From inception through June 30, 2026 ($ in millions) D e p lo y e d c o st ( $ m m ) R O IC ( % ) 82% ROIC on concluded and partially concluded assets Vintage Deployed cost ROIC IRR WAL 1 2021 $188m 61% 27% 2.1 2 2017 $117m 39% 7% 4.9 3 2023 $115m 32% 31% 1.0 4 2016 $110m 28% 19% 1.4 5 2024 $75m 25% 40% 0.7 6 2020 $51m 72% 35% 1.9 Key Messages

New Business • Definitive undrawn commitments were $1,155 million as of June 30, 2026, similar to $1,108 million as of December 31, 2025, with $281 million of new definitive commitments partially offset by $195 million of deployments in YTD26 • New definitive commitments of $149 million in 2Q26 were comprised of $133 million of newly originated matters, along with $16 million of new case commitments added to existing portfolios • Deployments were $87 million in 2Q26 and $195 million in YTD26, down 7% from $211 million in YTD25 New definitive commitments by risk band ($ in millions) 12 Key Messages 188 42 60 81 106 46 101 83 51 32 36 48 68 218 40 36 12 4 22 43 94 38 33 99 38 92 247 121 203 159 361 119 235 133 149 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Not modeled Up to 10% 10-25% 25%+ Undrawn commitments As of June 30, 2026 ($ in millions) 1,155 577 47 Definitive Discretionary Legal risk $1,779 Deployments ($ in millions) 132 72 126 130 81 119 130 88 87 133 74 126 130 81 119 130 108 87 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 denotes deployments related to interests in private funds and post-settlement assets Modeled risk of total loss 187 135 286 16 47 130 520 282 YTD25 YTD26 211 175 211 195 YTD25 YTD26 (chart scale adjusted)

947 757 264 Dec 31, 2022 Active deployed cost Incremental deployments Realizations Jun 30, 2026 Active deployed cost Older vintages continue to make steady progress 13 Pre-pandemic vintages (2010-2020) ex-YPF – Active deployed cost progression Principal Finance ($ in millions) • Pre-pandemic vintages (2010-2020) remain active, with ongoing deployments and realizations as litigation activity progresses • Incremental activity means that weighted average life (WAL) does not progress in linear fashion as time passes, and WAL of active deployed cost increased by 1.9 years over the most recent 3.5-year span • Pre-pandemic vintage assets continue to resolve, with $816 million of realizations generated since the end of 2022 • Current active deployed cost in these vintages is $757 million, of which $620 million (82%) sits in portfolio structures, meaning newer cases can continue to be added • Approximately one-third of active sub-cases in these portfolios were added in 2021 or later 816 WAL of active deployed cost 5.3 yrs Key Messages WAL of active deployed cost 3.4 yrs 3.5 years

Managing liquidity, operating costs and debt maturities 14 ✓ As discussed in our 1Q26 earnings call, we have made select changes in our senior and middle management teams to capture approximately $10 million of annualized compensation expense savings across salaries, cash bonuses and stock-based compensation – Upfront cost of achieving these savings is approximately $2 million – Balance platform expansion as we focus on 2030 goals with disciplined expense management ✓ We do not intend to declare an interim dividend this year; we will evaluate the potential for future dividends as our portfolio matures and our leverage level reduces ✓ There remains ample time to decide the most efficient path to repay or refinance the $400 million 2028 debt maturity, which happens to be our lowest coupon debt Key Messages Key statistics Actions $733M Cash and marketable securities on the balance sheet 0 Maintenance covenants on debt $573M Average annual cash receipts (2023-2025) 2.7 3.5 5.2 Concluded assets Active deployed cost Debt outstanding Weighted average life (WAL) yrs yrs yrs Modeled cash generation Debt outstanding $5.5 billion $2.4 billion 2.3x coverage vs NOTE: All data on this slide is as of June 30, 2026, unless noted otherwise. Modeled cash generation reflects the sum of modeled realizations and related incremental asset management proceeds as described on slide 10. This reflects information previously disclosed in our 4Q25 and FY25 earnings presentation released on February 26, 2026 and does not constitute an update to prior modeling. See disclaimer on pages 2-4.

Burford’s unparalleled competitive moat 15 $5.7 billion group-wide portfolio is the largest of its kind 17-year track record of industry innovation and leadership Nearly $4 billion of cumulative realizations since inception with a stable loss rate World-class origination platform anchored by in-house expertise Demand for capital driven by growth in legal costs Key Messages

2Q26 Results

New definitive commitments 282 520 149 361 Deployments 195 211 87 81 Realizations 191 225 94 62 Financial Metrics Summary $ in millions except per share data and as otherwise noted YTD26 YTD25 2Q26 2Q25 Capital provision income/(loss) (1,584) 246 85 155 Net realized gains 63 61 35 27 Asset management income 16 21 10 7 Net income/(loss) (1,630) 119 2 88 Diluted earnings/ (losses) per share (7.44) 0.53 0.01 0.39 Cash receipts 247 306 157 48 Jun 30, 2026 Dec 31, 2025 Shareholders’ equity 819 2,448 Book value per ordinary share 3.73 11.18 Tangible book value (TBV) per ordinary share 3.12 10.57 Debt payable 2,403 2,128 Liquidity (Cash and marketable securities) 733 621 Debt to TBV ratio 3.5x 0.9x Net debt to TBV ratio 2.4x 0.7x Financial Results Total Segments (Burford-only) Balance Sheet & Liquidity Measures Total Segments (Burford-only) 17 Portfolio Metrics Principal Finance

Total Segments

Financial Results: Total Segments (Burford-only)

- Capital provision income/(loss) was $85 million in 2Q26 and $(1,584) million in YTD26, compared to $246 million in YTD25, with YTD26 driven by the unrealized loss attributable to write-down of fair value of the YPF-related assets
- Asset management income was $10 million in 2Q26 and $16 million in YTD26, compared to $21 million in YTD25, primarily driven by lower performance fee income and lower management fee income from our private funds
- Operating expenses were $47 million in 2Q26 and $(41) million in YTD26, compared to $86 million in YTD25, with YTD26 impacted by the reversal of the long-term incentive compensation accrual for the YPF-related assets

Total Segments (Burford-only) *$ in thousands*	YTD26	YTD25	2Q26	2Q25
Revenues				
Capital provision income/(loss)	(1,583,781)	246,360	85,302	155,410
Net realized gains/(losses)	*63,303*	*61,176*	*34,909*	*26,592*
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	*(1,643,234)*	*167,404*	*54,839*	*116,639*
Other capital provision income/(loss)	*(3,850)*	*17,780*	*(4,446)*	*12,179*
Asset management income/(loss)	15,642	20,949	10,360	7,112
Other income/(loss)	13,875	15,489	7,757	8,975
Total revenues	**(1,554,264)**	**282,798**	**103,419**	**171,497**
Operating expenses				
Compensation and benefits	(85,540)	63,267	30,792	36,953
General, administrative and other	17,143	17,786	8,580	7,666
Case-related expenditures ineligible for inclusion in asset cost	27,401	4,582	8,111	1,493
Total operating expenses	(40,996)	85,635	47,483	46,112
Other expenses				
Finance costs	99,268	67,859	49,626	33,979
Foreign currency transactions (gains)/losses and other expenses	15,206	(2,083)	(380)	(1,484)
Total other expenses	114,528	65,776	49,246	32,495
Income/(loss) before income taxes	**(1,627,796)**	**131,387**	**6,690**	**92,890**
Provision for/(benefit from) income taxes	2,069	12,162	4,486	4,594
Net income/(loss)	**(1,629,865)**	**119,225**	**2,204**	**88,296**
Per diluted ordinary share	**(7.44)**	**0.53**	**0.01**	**0.39**

19

Segments: Principal Finance

Segment Results 21 Principal Finance Segment $ in thousands YTD26 YTD25 2Q26 2Q25 Revenues Capital provision income/(loss) (1,583,781) 246,360 85,302 155,410 Net realized gains/(losses) 63,303 61,176 34,909 26,592 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (1,643,234) 167,404 54,839 116,639 Other capital provision income/(loss) (3,850) 17,780 (4,446) 12,179 Other income/(loss) 13,253 15,242 6,935 8,542 Total revenues (1,570,528) 261,602 92,237 163,952 Operating expenses Compensation and benefits (94,552) 51,147 28,458 30,085 General, administrative and other 13,933 14,609 7,097 6,297 Case-related expenditures ineligible for inclusion in asset cost 27,401 4,582 8,111 1,493 Total operating expenses (53,218) 70,338 43,666 37,875 Other expenses Finance costs 99,268 67,859 49,626 33,979 Foreign currency transactions (gains)/losses and other expenses 15,967 (2,083) (216) (1,484) Total other expenses 115,235 65,776 49,410 32,495 Income/(loss) before income taxes (1,632,545) 125,488 (839) 93,582 Principal Finance Segment

Portfolio Snapshot 22 2,319 1,779 4,098 Principal Finance portfolio value and components Capital provision assets as of June 30, 2026 ($ in millions) 1,902 418 2,319 Principal Finance Segment Portfolio exposure Deployed cost of capital provision assets as of June 30, 2026 ($ in millions) 21% 19% 18% 16% 12% 3% 11% 56% 26% 16% 2% North America Global EMEA Asia/Other Antitrust Mixed portfolio Arbitration Other $1,902 million IP Contract Asset recovery $1,902 million Geography Asset type Undrawn commitments Fair value Unrealized gain Deployed cost Total portfolio Fair value

Principal Finance Segment

Capital Provision Income and Fair Value Bridge

($ in millions)	YTD26	YTD25	2Q26	2Q25
Net realized gains/(losses)	63,303	61,176	34,909	26,592
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets	(46,894)	48,573	50,585	34,359
Total realized and unrealized gains/(losses), ex YPF-related assets	**16,409**	**109,749**	**85,494**	**60,951**
Fair value adjustment during the period from YPF-related assets	(1,596,340)	118,831	4,254	82,280
Other capital provision income/(loss)	(3,850)	17,780	(4,446)	12,179
Total capital provision income/(loss)	**(1,583,781)**	**246,360**	**85,302**	**155,410**

Fair value of capital provision assets


2Q26 Bridge
2,230
89
37
6
59
87
3
2,319
Fair value as of Mar 31, 2026
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
Foreign exchange & other impact
Fair value as of Jun 30, 2026
Income for the Period


YTD26 Bridge
3,912
202
97
46
1,631
183
32
2,319
Fair value as of Dec 31, 2025
Deployments
(1) Duration impact (passage of time)
(2) Change in discount rate
(3) Milestones & other model impacts
Realizations
(4) Foreign exchange & other impact
Fair value as of Jun 30, 2026
Income for the Period

1) "Duration impact (passage of time)" represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held in the portfolio as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period.
2) "Change in discount rate" represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the beginning of the measurement period applied to the portfolio as of the end of the measurement period.
3) "Milestones and other model impacts" represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates, including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration.
4) Foreign exchange & other impact in YTD26 bridge includes amounts previously recognized in fair value which were determined to not meet the criteria for inclusion in the fair value of capital provision assets and expensed in 1Q26.

23

Portfolio Realizations and Realized Gains • Realizations were $94 million in 2Q26 and $191 million in YTD26, compared to $225 million in YTD25 • 2Q26 realizations were generated by more than 30 assets, with eight assets contributing more than $5 million each, and two of those assets contributing more than $10 million each Realizations ($ in millions) Principal Finance Segment Principal Finance 99 56 142 35 27 32 65 28 35 Excluding private fund interests & post-settlement 99 56 140 31 25 32 63 27 35 Implied ROIC1 179% 52% 135% 26% 76% 60% 78% 56% 59% 1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds and post-settlement assets. 155 165 244 149 58 85 144 76 94 157 168 253 163 62 85 148 97 94 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 denotes realizations related to interests in private funds and post-settlement assets Net Realized Gains ($ in millions) 24 207 170 225 191 YTD25 YTD26 61 63 56 62 37% 58%

Historical Track Record ― Fully and Partially Concluded Assets $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through June 30, 2026 ($ in millions) 79% of concluded case commitments were deployed $2,748 Commitments Adjudication-losses 77% ($1,684) of deployments settle in 2.5 years2 Settlement 9% ($186) of deployments go to adjudication and lose 14% ($296) of deployments go to adjudication and win in 3.0 years2 Adjudication-gains $1,018 Realizations 49% IRR 244% ROIC $2,166 Deployments $3,937 Realizations $20 Realizations -89% ROIC $2,899 Realizations 22% IRR 72% ROIC 82% ROIC 25% IRR 2.7 years2 WAL TOTAL • Burford has generated consistently high returns on $3.9 billion of realizations since inception in 2009 through June 30, 2026 • Cumulative ROIC and IRR on realizations remained steady at 82% and 25%, respectively, following 2Q26 realization activity • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet to private funds, which generally invested in legal finance assets with a lower risk/return profile, as well as allocations to post- settlement assets. 2) Average life weighted by realizations. Principal Finance Segment 25

-100 0 100 200 300 400 500 600 Net Loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC Asset ROIC Distribution ― Asymmetric Returns • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through June 30, 2026, 62 matters representing 13% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 16% of deployments experienced losses, but when that occurred, we recovered 30% of deployed cost, resulting in a 11.1% lifetime loss rate on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $342 ($240) $1,198 $490 $351 $481 $275 $1,040 $2,166 ($240) $2,011 16% of total 55% of total 28% of total 16% of total 27% of total 13% of total 59% of total Concluded (fully and partially) assets arrayed by ROIC From inception through June 30, 2026 ($ in millions) Cumulative weighted average ROIC 82% Gains Losses >700 % R O IC 26 Principal Finance Segment 1) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million. 1

Principal Finance Segment

Historical Track Record by Vintage

As of June 30, 2026
($ in millions)

Total Deployments[1]

Concluded	$2,166
Active	$1,916
WAL of active deployed cost	3.5 years

Realized since inception[2]

IRR	25%
ROIC	82%
WAL[3]	2.7


Realizations
Deployments
Active
Concluded
12 40
15 90 188
16 79 78
57 116
38 73
13 124 160
131 114 386
166 260 358
144 238 373
128 200 428
175 200 458
98 111 201
196 244 422
310 135 246
128 159 248
185 87 119
198 14 39

Vintage	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
IRR[2]	32%	18%	0%	41%	22%	10%	130%	14%	15%	27%	75%	29%	29%	30%	47%	49%	301%
ROIC[2]	251%	108%	(2)%	103%	94%	30%	237%	38%	57%	114%	128%	82%	73%	83%	57%	36%	175%
WAL[3] (realized)	4.8	4.7	2.5	2.1	3.6	2.9	3.0	2.8	3.4	3.7	1.9	2.4	2.2	2.4	1.1	0.8	0.6

NOTE: Subtotals less than $10 million are not labeled on bar chart.
1) Deployments shown in the chart are reflected in the vintage year of the related asset commitment, while actual cash deployment is typically staged over the life of an asset. The WAL of active deployed cost is based on the actual timing of cash outflows as opposed to vintage year.
2) ROIC and IRR calculations reflect realizations from both fully and partially concluded assets.
3) WAL for fully and partially concluded assets is weighted based on realizations.

27

Segments: Asset Management and Other Services

Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands YTD26 YTD25 2Q26 2Q25 Revenues Asset management income/(loss) 15,642 20,949 10,360 7,112 Other income/(loss) 622 247 822 433 Total revenues 16,264 21,196 11,182 7,545 Operating expenses Compensation and benefits 9,012 12,120 2,334 6,868 General, administrative and other 3,210 3,177 1,483 1,369 Case-related expenditures ineligible for inclusion in asset cost - - - - Total operating expenses 12,222 15,297 3,817 8,237 Other expenses Finance costs - - - - Foreign currency transactions (gains)/losses and other expenses (707) - (164) - Total other expenses (707) - (164) - Income/(loss) before income taxes 4,749 5,899 7,529 (692) Segment Results 29

1.3 0.3 2.9 0.6 4.4 1.2 5.8 10.1 13.7 13.9 7.1 10.4 20.9 15.6 2Q25 2Q26 YTD25 YTD26 Management fees Performance fees Income from profit sharing Asset Management Income and Portfolio Asset Management and Other Services Segment • Asset management income was $10 million in 2Q26, up 46% from $7 million in 2Q25 • In YTD26, asset management income was $16 million, down from $21 million in YTD25, primarily due to lower performance and management fee income in YTD26 • Cash receipts from asset management were $3.8 million in 2Q26 and $5.3 million in YTD26 • Private funds portfolio expected to decline in size in coming years with focus on funding portfolio from the balance sheet 30 Asset management income ($ in millions) 1) Represents third-party fair value and undrawn commitments. 1,200 1,315 1,285 1,103 833 679 683 889 1,045 1,082 949 927 1,883 2,204 2,330 2,185 1,782 1,606 FY21 FY22 FY23 FY24 FY25 2Q26 Private funds BOF-C Portfolio of private funds1 As of period end ($ in millions) 1.5 3.8 8.6 5.3 2Q25 2Q26 YTD25 YTD26 Cash receipts from asset management ($ in millions)

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts A. Cash and marketable securities as of December 31, 2025 B. Cash receipts C. Proceeds from debt issuance, net of interest expense, issuance costs and redemptions D. Operating expenses net of change in payables and income taxes paid E. Changes in other assets/liabilities F. Dividends and acquisitions of ordinary shares into treasury G. Cash balance before deployments H. Adjusted Burford-only deployments I. Cash and marketable securities as of June 30, 2026 32 247 196 98 21 17 195 621 928 733 A B C D E F G H I YTD26 cash bridge Burford-only ($ in millions) Cash receipts Burford-only ($ in millions) • Cash and marketable securities were $733 million as of June 30, 2026, up from $621 million as of December 31, 2025, driven in part by our issuance of $500 million of 8.50% Senior Notes due 2034 in January 2026, net of the early redemption of 5.000% bonds due 2026 • Cash receipts were $157 million in 2Q26, up more than 3x from 2Q25, and $247 million in YTD26, compared to $306 million in YTD25 • Due from settlement balance was $122 million as of June 30, 2026, with 62% of the $165 million balance as of December 31, 2025 collected in YTD26 107 310 144 258 48 118 107 90 157 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 306 247 YTD25 YTD26

Operating Expenses

- We have made select changes in our senior and middle management teams to capture approximately $10 million of annualized compensation expense savings across salaries, cash bonuses and stock-based compensation
- Upfront costs to achieve these savings were approximately $2 million, which included $5 million of incremental salary and benefits offset by the reversal of $3 million in long-term incentive compensation accrual
- YTD26 reversals for long-term incentive and share-based compensation were predominantly driven by the YPF judgment reversal in 1Q26
- Case-related expenditures were $27 million in YTD26, primarily driven by $25 million of costs directly associated with the funding of our active portfolio which do not meet the criteria for inclusion in the fair value of capital provision assets
    - $18 million of the $25 million in YTD26 reflects a reclassification of historical costs determined in 1Q26

Operating expense detail

Total Segments (Burford-only)
($ in millions)

$ in thousands	YTD26	YTD25	2Q26	2Q25
Compensation and benefits				
Salaries and benefits	*31,316*	*24,144*	*18,152*	*11,749*
Annual incentive compensation	*9,541*	*9,319*	*4,118*	*5,074*
Share-based and deferred compensation	*(2,995)*	*10,064*	*2,230*	*7,265*
Long-term incentive compensation including accruals	*(123,402)*	*19,740*	*6,292*	*12,865*
Total compensation and benefits	(85,540)	63,267	30,792	36,953
General, administrative and other	17,143	17,786	8,580	7,666
Case-related expenditures ineligible for inclusion in asset cost	27,401	4,582	8,111	1,493
Total operating expenses	(40,996)	85,635	47,483	46,112

33

Debt Structure and Ratios • Debt payable of $2,403 million as of June 30, 2026, up from $2,128 million as of December 31, 2025, driven by our issuance of $500 million of 8.50% Senior Notes due 2034, offset by the early redemption of 5.000% bonds due 2026 • WAL of outstanding debt is 5.2 years, compared to 2.7 years for our concluded and partially concluded portfolio track record, and 3.5 years for active deployments as of June 30, 2026 341) Weighted by realizations as of June 30, 2026. Debt ratios As of June 30, 2026 ($ in millions) 400 360 675 500 500 2026 2027 2028 2029 2030 2031 2032 2033 2034 Weighted average life (WAL) Debt outstanding Concluded assets1 Active deployments 5.2 yrs 2.7 yrs 3.5 yrs Weighted average cost of debt 7.9% Maturity of debt outstanding ($ in millions) As of period end Debt outstanding 2,403 Cash & marketable securities 733 Net debt 1,670 Total BCL equity 819 Less: goodwill (134) Tangible book value (TBV) 685 Debt to TBV ratio 3.5x Net debt to TBV ratio 2.4x

Consolidated Financial Statement Reconciliations

Statement of Operations - Three Months Ended June 30, 2026 and 2025

($ in thousands)	Three months ended June 30, 2026			Three months ended June 30, 2025		
	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ 101,479	$ (16,177)	$ 85,302	$ 224,164	$ (68,754)	$ 155,410
Plus/(Less): Third-party interests in capital provision assets	1,112	(1,112)	–	(43,257)	43,257	–
Asset management income/(loss)	289	10,071	10,360	1,349	5,763	7,112
Marketable securities income/(loss) and interest	6,981	(46)	6,935	8,597	(55)	8,542
Other income/(loss)	822	–	822	433	–	433
Total revenues	**110,683**	**(7,264)**	**103,419**	**191,286**	**(19,789)**	**171,497**
Operating expenses						
Compensation and benefits						
Salaries and benefits	18,152	–	18,152	11,749	–	11,749
Annual incentive compensation	4,118	–	4,118	5,074	–	5,074
Share-based and deferred compensation	2,230	–	2,230	7,265	–	7,265
Long-term incentive compensation including accruals	6,292	–	6,292	12,865	–	12,865
General, administrative and other	8,612	(32)	8,580	7,792	(126)	7,666
Case-related expenditures ineligible for inclusion in asset cost	8,037	74	8,111	4,320	(2,827)	1,493
Total operating expenses	**47,441**	**42**	**47,483**	**49,065**	**(2,953)**	**46,112**
Operating income/(loss)	**63,242**	**(7,306)**	**55,936**	**142,221**	**(16,836)**	**125,385**
Other expenses						
Finance costs	49,626	–	49,626	33,979	–	33,979
Foreign currency transactions (gains)/losses and other expenses	(350)	(30)	(380)	(1,505)	21	(1,484)
Total other expenses	**49,276**	(30)	**49,246**	**32,474**	**21**	**32,495**
Income/(loss) before income taxes	**13,966**	**(7,276)**	**6,690**	**109,747**	**(16,857)**	**92,890**
Provision for/(benefit from) income taxes	4,486	–	4,486	4,594	–	4,594
Net income/(loss)	**9,480**	**(7,276)**	**2,204**	**105,153**	**(16,857)**	**88,296**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

36

Statement of Operations - Six Months Ended June 30, 2026 and 2025

($ in thousands)	Six months ended June 30, 2026 Consolidated	Six months ended June 30, 2026 Third-party interests	Six months ended June 30, 2026 Total segments (Burford-only)	Six months ended June 30, 2025 Consolidated	Six months ended June 30, 2025 Third-party interests	Six months ended June 30, 2025 Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ (2,397,286)	$ 813,505	$ (1,583,781)	$ 355,680	$ (109,320)	$ 246,360
Plus/(Less): Third-party interests in capital provision assets	773,007	(773,007)	—	(64,053)	64,053	—
Asset management income/(loss)	573	15,069	15,642	2,887	18,062	20,949
Marketable securities income/(loss) and interest	13,393	(140)	13,253	15,384	(142)	15,242
Other income/(loss)	622	—	622	247	—	247
Total revenues	**(1,609,691)**	**55,427**	**(1,554,264)**	**310,145**	**(27,347)**	**282,798**
Operating expenses						
Compensation and benefits						
Salaries and benefits	31,316	—	31,316	24,144	—	24,144
Annual incentive compensation	9,541	—	9,541	9,319	—	9,319
Share-based and deferred compensation	(2,995)	—	(2,995)	10,064	—	10,064
Long-term incentive compensation including accruals	(123,402)	—	(123,402)	19,740	—	19,740
General, administrative and other	17,200	(57)	17,143	18,002	(216)	17,786
Case-related expenditures ineligible for inclusion in asset cost	(34,315)	61,716	27,401	8,897	(4,315)	4,582
Total operating expenses	**(102,655)**	**61,659**	**(40,996)**	**90,166**	**(4,531)**	**85,635**
Operating income/(loss)	**(1,507,036)**	**(6,232)**	**(1,513,268)**	**219,979**	**(22,816)**	**197,163**
Other expenses						
Finance costs	99,268	—	99,268	67,859	—	67,859
Foreign currency transactions (gains)/losses and other expenses	15,294	(34)	15,260	(2,105)	22	(2,083)
Total other expenses	**114,562**	**(34)**	**114,528**	**65,754**	**22**	**65,776**
Income/(loss) before income taxes	**(1,621,598)**	**(6,198)**	**(1,627,796)**	**154,225**	**(22,838)**	**131,387**
Provision for/(benefit from) income taxes	2,069	—	2,069	12,162	—	12,162
Net income/(loss)	**(1,623,667)**	**(6,198)**	**(1,629,865)**	**142,063**	**(22,838)**	**119,225**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

37

Statement of Financial Condition as of June 30, 2026 and December 31, 2025

($ in thousands)	June 30, 2026 Consolidated	June 30, 2026 Third-party interests	June 30, 2026 Total segments (Burford-only)	December 31, 2025 Consolidated	December 31, 2025 Third-party interests	December 31, 2025 Total segments (Burford-only)
Assets						
Cash and cash equivalents	$ 696,899	$ (14,405)	$ 682,494	$ 566,437	$ (35,246)	$ 531,191
Marketable securities	50,361	–	50,361	89,486	–	89,486
Other assets	82,042	129,445	211,487	73,743	117,914	191,657
Due from settlement of capital provision assets	122,370	–	122,370	164,804	–	164,804
Capital provision assets	3,184,677	(865,180)	2,319,497	5,609,949	(1,697,755)	3,912,194
Goodwill	134,002	–	134,002	134,020	–	134,020
Deferred tax asset	1,787	–	1,787	2,733	–	2,733
Total assets	**4,272,138**	**(750,140)**	**3,521,998**	**6,641,172**	**(1,615,087)**	**5,026,085**
Liabilities						
Debt interest payable	78,181	–	78,181	60,033	–	60,033
Other liabilities	89,162	(7,874)	81,288	191,606	(76,888)	114,718
Long-term incentive compensation payable	91,191	–	91,191	228,366	–	228,366
Debt payable	2,403,336	–	2,403,336	2,127,829	–	2,127,829
Financial liabilities relating to third-party interests in capital provision assets	93,000	(93,000)	–	858,491	(858,491)	–
Deferred tax liability	48,943	–	48,943	47,117	–	47,117
Total liabilities	**2,803,813**	**(100,874)**	**2,702,939**	**3,513,442**	**(935,379)**	**2,578,063**
Total shareholders' equity	**1,468,325**	**(649,266)**	**819,059**	**3,127,730**	**(679,708)**	**2,448,022**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

38

Other Reconciliations

Cash Receipts

($ in thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024
				Three months ended					
Consolidated proceeds from capital provision assets	$ 208,032	$ 86,349	$ 133,426	$ 159,138	$ 76,758	$ 371,054	$ 222,444	$ 395,943	$ 125,344
Less: Third-party interests	(62,091)	(5,530)	(49,330)	(56,905)	(34,464)	(126,150)	(92,170)	(91,185)	(36,841)
Total segments (Burford-only) proceeds from capital provision assets	**145,941**	**80,819**	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**304,758**	**88,503**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—	—	—	—	—	—	(2,583)	—
Burford-only total proceeds from capital provision assets	**145,941**	**80,819**	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**302,175**	**88,503**
Consolidated asset management income	289	284	878	2,547	1,349	1,538	1,686	3,147	1,644
Plus: Eliminated income from funds	10,071	4,998	14,365	(2,715)	5,763	12,299	13,671	7,963	9,843
Total segments (Burford-only) asset management income	**10,360**	**5,282**	**15,243**	**(168)**	**7,112**	**13,837**	**15,357**	**11,110**	**11,487**
Less: Non-cash adjustments[1]	(6,571)	(3,798)	481	8,298	(5,604)	(6,732)	(6,055)	(9,389)	(495)
Burford-only proceeds from asset management income	**3,789**	**1,484**	**15,724**	**8,130**	**1,508**	**7,105**	**9,302**	**1,721**	**10,992**
Burford-only proceeds from marketable securities interest and dividends	6,003	6,292	5,566	6,593	4,031	4,678	5,418	4,567	5,093
Burford-only proceeds from other income	1,623	1,158	1,252	681	302	1,029	(1,395)	2,028	2,775
Burford-only proceeds from other items	**7,626**	**7,450**	**6,818**	**7,274**	**4,333**	**5,707**	**4,023**	**6,595**	**7,868**
Cash receipts	**157,356**	**89,753**	**106,638**	**117,637**	**48,135**	**257,716**	**143,599**	**310,491**	**107,363**

($ in thousands)	Six months ended June 30, 2026	2025
Consolidated proceeds from capital provision assets	$ 294,381	$ 447,812
Less: Third-party interests	(67,621)	(160,614)
Total segments (Burford-only) proceeds from capital provision assets	**226,760**	**287,198**
Plus: Loss on financial liabilities at fair value through profit or loss	—	—
Burford-only proceeds from capital provision assets	**226,760**	**287,198**
Consolidated asset management income	573	2,887
Plus: Eliminated income from funds	15,069	18,062
Total segments (Burford-only) asset management income	**15,642**	**20,949**
Less: Non-cash adjustments[1]	(10,369)	(12,336)
Burford-only proceeds from asset management income	**5,273**	**8,613**
Burford-only proceeds from marketable securities interest and dividends	12,295	8,709
Burford-only proceeds from other income	2,781	1,331
Burford-only proceeds from other items	**15,076**	**10,040**
Cash receipts	**247,109**	**305,851**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

NOTE: Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Cash receipts are a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is proceeds from capital provision assets as set forth in our unaudited condensed consolidated statements of cash flows.

40

Principal Finance Deployments

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
	Three months ended						
June 30, 2026	$ 110,076	$ (21,115)	$ 88,961	$ (1,570)	$ 87,391	$ -	$ 87,391
March 31, 2026	139,947	(26,798)	113,149	(5,465)	107,684	(20,000)	87,684
December 31, 2025	148,962	(15,925)	133,037	(3,300)	129,737	(17)	129,720
September 30, 2025	136,745	(18,121)	118,624	108	118,732	(92)	118,640
June 30, 2025	100,304	(21,025)	79,279	1,497	80,776	(72)	80,704
March 31, 2025	216,476	(90,658)	125,818	4,093	129,911	(84)	129,827
December 31, 2024	154,194	(25,376)	128,818	(2,557)	126,261	(113)	126,148
September 30, 2024	98,150	(24,447)	73,703	137	73,840	(1,563)	72,277
June 30, 2024	177,341	(47,366)	129,975	3,123	133,098	(1,352)	131,746

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
Six months ended June 30, 2026	$ 250,023	$ (47,913)	$ 202,110	$ (7,035)	$ 195,075	$ (20,000)	$ 175,075
Six months ended June 30, 2025	316,780	(111,683)	205,097	5,590	210,687	(156)	210,531

41

Principal Finance Realizations

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
	Three months ended						
June 30, 2026	$ 148,970	(62,091)	$ 86,879	7,444	$ 94,323	(300)	$ 94,023
March 31, 2026	101,309	(5,530)	95,779	1,358	97,137	(21,398)	75,739
December 31, 2025	192,210	(49,330)	142,880	5,036	147,916	(4,158)	143,758
September 30, 2025	139,361	(56,905)	82,456	2,832	85,288	(536)	84,752
June 30, 2025	90,077	(34,464)	55,613	6,273	61,886	(3,796)	58,090
March 31, 2025	288,848	(125,943)	162,905	243	163,148	(14,285)	148,863
December 31, 2024	348,023	(92,377)	255,646	(2,221)	253,425	(9,276)	244,149
September 30, 2024	254,165	(91,185)	162,980	5,436	168,416	(3,712)	164,704
June 30, 2024	191,883	(36,841)	155,042	1,704	156,746	(2,082)	154,664

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
Six months ended June 30, 2026	$ 250,279	(67,621)	$ 182,658	8,802	$ 191,460	(21,698)	$ 169,762
Six months ended June 30, 2025	378,925	(160,407)	218,518	6,516	225,034	(18,081)	206,953

Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)
Through June 30, 2026	$ 4,438	$ (501)	$ 3,937

42

Net Realized Gains/(Losses) 43 For the three months ended Principal Less: private funds Excluding ($ in thousands) Finance & post-settlement private funds June 30, 2026 $ 34,909 $ — $ 34,909 March 31, 2026 28,394 (1,124) 27,270 December 31, 2025 64,629 (1,601) 63,028 September 30, 2025 31,939 (136) 31,803 June 30, 2025 26,592 (1,553) 25,039 March 31, 2025 34,584 (3,407) 31,177 December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 June 30, 2024 99,153 — 99,153 Principal Less: private funds Excluding ($ in thousands) Finance & post-settlement private funds Six months ended June 30, 2026 $ 63,303 $ (1,124) $ 62,179 Six months ended June 30, 2025 61,176 (4,960) 56,216

Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 44 NOTE: Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) June 30, 2026 December 31, 2025 Total Burford Capital Limited equity $ 819,059 $ 2,448,022 Less: Goodwill (134,002) (134,020) Tangible book value attributable to Burford Capital Limited 685,057 2,314,002 Basic ordinary shares outstanding 219,584,503 218,897,440 Tangible book value attributable to Burford Capital Limited per ordinary share 3.12 10.57

YPF-Related Income

Capital provision income, excluding YPF-related assets reconciliation

($ in thousands)	Three months ended June 30, 2026 Consolidated	Three months ended June 30, 2026 Third-party interests	Three months ended June 30, 2026 Total segments (Burford-only)	Three months ended June 30, 2025 Consolidated	Three months ended June 30, 2025 Third-party interests	Three months ended June 30, 2025 Total segments (Burford-only)
Net realized gains/(losses)	$ 65,655	$ (30,746)	$ 34,909	$ 40,296	$ (13,704)	$ 26,592
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	34,315	16,270	50,585	45,398	(11,039)	34,359
Income on capital provision assets, excluding YPF	**99,970**	**(14,476)**	**85,494**	**85,694**	**(24,743)**	**60,951**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	5,809	(1,555)	4,254	125,492	(43,212)	82,280
Other income/(loss)	(4,300)	(146)	(4,446)	12,978	(799)	12,179
Total capital provision income	**101,479**	**(16,177)**	**85,302**	**224,164**	**(68,754)**	**155,410**

($ in thousands)	Six months ended June 30, 2026 Consolidated	Six months ended June 30, 2026 Third-party interests	Six months ended June 30, 2026 Total segments (Burford-only)	Six months ended June 30, 2025 Consolidated	Six months ended June 30, 2025 Third-party interests	Six months ended June 30, 2025 Total segments (Burford-only)
Net realized gains/(losses)	$ 97,825	$ (34,522)	$ 63,303	$ 107,915	$ (46,739)	$ 61,176
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF)	(59,715)	12,821	(46,894)	47,918	655	48,573
Income on capital provision assets, excluding YPF	**38,110**	**(21,701)**	**16,409**	**155,833**	**(46,084)**	**109,749**
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only)	(2,431,581)	835,241	(1,596,340)	180,921	(62,090)	118,831
Other income/(loss)	(3,815)	(35)	(3,850)	18,926	(1,146)	17,780
Total capital provision income	**(2,397,286)**	**813,505**	**(1,583,781)**	**355,680**	**(109,320)**	**246,360**

45

YPF-Related Fair Value

YPF fair value - reconciliation of consolidated to Burford-only

	June 30, 2026			December 31, 2025		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**$ 3,184,677**	**$ (865,180)**	**$ 2,319,497**	**$ 5,609,949**	**$ (1,697,755)**	**$ 3,912,194**
Deployed costs	**2,566,282**	**(664,343)**	**1,901,939**	**2,498,463**	**(640,630)**	**1,857,833**
Deployed costs on YPF-related assets	201,609	(75,986)	125,623	193,564	(75,987)	117,577
Deployed costs on non-YPF-related assets	2,364,673	(588,357)	1,776,316	2,304,899	(564,643)	1,740,256
Unrealized gains	**618,395**	**(200,837)**	**417,558**	**3,111,486**	**(1,057,125)**	**2,054,361**
Unrealized gains on YPF-related assets	(41,223)	16,664	(24,559)	2,390,155	(818,374)	1,571,781
Unrealized gains on non-YPF-related assets	659,618	(217,501)	442,117	721,331	(238,751)	482,580

	December 31, 2024			December 31, 2023		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**$ 5,243,917**	**$ (1,672,693)**	**$ 3,571,224**	**$ 5,045,388**	**$ (1,613,276)**	**$ 3,432,112**
Deployed costs	**2,341,377**	**(668,784)**	**1,672,593**	**2,280,563**	**(668,281)**	**1,612,282**
Deployed costs on YPF-related assets	76,405	(6,829)	69,576	67,167	(6,829)	60,338
Deployed costs on non-YPF-related assets	2,264,972	(661,955)	1,603,017	2,213,396	(661,452)	1,551,944
Unrealized gains	**2,902,540**	**(1,003,909)**	**1,898,631**	**2,764,825**	**(944,995)**	**1,819,830**
Unrealized gains on YPF-related assets	2,118,112	(722,213)	1,395,899	1,990,950	(679,631)	1,311,319
Unrealized gains on non-YPF-related assets	784,428	(281,696)	502,732	773,875	(265,364)	508,511

	December 31, 2022			December 31, 2021		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**$ 3,735,556**	**$ (1,099,116)**	**$ 2,636,440**	**$ 3,117,263**	**$ (798,997)**	**$ 2,318,266**
Deployed costs	**2,046,149**	**(526,702)**	**1,519,447**	**1,594,085**	**(325,548)**	**1,268,537**
Deployed costs on YPF-related assets	61,610	(6,985)	54,625	57,128	(6,986)	50,142
Deployed costs on non-YPF-related assets	1,984,539	(519,717)	1,464,822	1,536,957	(318,562)	1,218,395
Unrealized gains	**1,689,407**	**(572,414)**	**1,116,993**	**1,523,178**	**(473,449)**	**1,049,729**
Unrealized gains on YPF-related assets	1,170,939	(402,529)	768,410	1,173,654	(403,031)	770,623
Unrealized gains on non-YPF-related assets	518,468	(169,885)	348,583	349,524	(70,418)	279,106

46

Asset Management Income 47 Three months ended June 30, 2026 Three months ended June 30, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 289 $ — $ 289 $ 1,349 $ — $ 1,349 Performance fee income — — — — — — Profit sharing income from funds — 10,071 10,071 — 5,763 5,763 Total asset management income 289 10,071 10,360 1,349 5,763 7,112 Six months ended June 30, 2026 Six months ended June 30, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 573 $ — $ 573 $ 2,887 $ — $ 2,887 Performance fee income — 1,200 1,200 — 4,400 4,400 Profit sharing income from funds — 13,869 13,869 — 13,662 13,662 Total asset management income 573 15,069 15,642 2,887 18,062 20,949

Undrawn Commitments

($ in thousands)	June 30, 2026 Consolidated	June 30, 2026 Third-party interests	June 30, 2026 Total segments (Burford-only)
Definitive	$ 1,295,753	$ (140,700)	$ 1,155,053
Discretionary	725,669	(149,061)	576,608
Legal risk (definitive)	46,915	—	46,915
Total capital provision undrawn commitments	**2,068,337**	**(289,761)**	**1,778,576**

($ in thousands)	December 31, 2023 Consolidated	December 31, 2023 Third-party interests	December 31, 2023 Total segments (Burford-only)
Definitive	$ 839,973	$ (248,031)	$ 591,942
Discretionary	977,733	(211,196)	766,537
Legal risk (definitive)	55,583	(6,057)	49,526
Total capital provision undrawn commitments	**1,873,289**	**(465,284)**	**1,408,005**

($ in thousands)	December 31, 2025 Consolidated	December 31, 2025 Third-party interests	December 31, 2025 Total segments (Burford-only)
Definitive	$ 1,269,708	$ (161,649)	$ 1,108,059
Discretionary	793,533	(165,507)	628,026
Legal risk (definitive)	47,235	—	47,235
Total capital provision undrawn commitments	**2,110,476**	**(327,156)**	**1,783,320**

($ in thousands)	December 31, 2022 Consolidated	December 31, 2022 Third-party interests	December 31, 2022 Total segments (Burford-only)
Definitive	$ 817,186	$ (225,446)	$ 591,740
Discretionary	822,348	(182,147)	640,201
Legal risk (definitive)	81,193	(5,853)	75,340
Total capital provision undrawn commitments	**1,720,727**	**(413,446)**	**1,307,281**

($ in thousands)	December 31, 2024 Consolidated	December 31, 2024 Third-party interests	December 31, 2024 Total segments (Burford-only)
Definitive	$ 962,808	$ (189,135)	$ 773,673
Discretionary	1,032,433	(214,568)	817,865
Legal risk (definitive)	41,318	—	41,318
Total capital provision undrawn commitments	**2,036,559**	**(403,703)**	**1,632,856**

($ in thousands)	December 31, 2021 Consolidated	December 31, 2021 interests	December 31, 2021 Total (Burford-only)
Definitive	$ 703,417	$ (180,591)	$ 522,826
Discretionary	701,107	(173,684)	527,423
Legal risk (definitive)	88,260	(6,233)	82,027
Total capital provision undrawn commitments	**1,492,784**	**(360,508)**	**1,132,276**

48

Capital Provision Income

($ in thousands)	Three months ended June 30, 2026 Consolidated	Third-party interests	Total segments (Burford-only)	Three months ended June 30, 2025 Consolidated	Third-party interests	Total segments (Burford-only)
Net realized gains/(losses)	$ 65,655	$ (30,746)	$ 34,909	$ 40,296	$ (13,704)	$ 26,592
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	40,124	14,715	54,839	170,890	(54,251)	116,639
Income/(loss) on capital provision assets	**105,779**	**(16,031)**	**89,748**	**211,186**	**(67,955)**	**143,231**
Foreign exchange gains/(losses)	(2,514)	(146)	(2,660)	10,966	(799)	10,167
Other income/(loss)	(1,786)	—	(1,786)	2,012	—	2,012
Total capital provision income	**101,479**	**(16,177)**	**85,302**	**224,164**	**(68,754)**	**155,410**

($ in thousands)	Six months ended June 30, 2026 Consolidated	Third-party interests	Total segments (Burford-only)	Six months ended June 30, 2025 Consolidated	Third-party interests	Total segments (Burford-only)
Net realized gains/(losses)	$ 97,825	$ (34,522)	$ 63,303	$ 107,915	$ (46,739)	$ 61,176
Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses)	(2,491,296)	848,062	(1,643,234)	228,839	(61,435)	167,404
Income/(loss) on capital provision assets	**(2,393,471)**	**813,540**	**(1,579,931)**	**336,754**	**(108,174)**	**228,580**
Foreign exchange gains/(losses)	(5,847)	(35)	(5,882)	16,376	(1,146)	15,230
Other income/(loss)	2,032	—	2,032	2,550	—	2,550
Total capital provision income	**(2,397,286)**	**813,505**	**(1,583,781)**	**355,680**	**(109,320)**	**246,360**

49

Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets financed directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services segment manages legal finance assets on behalf of third-party investors through private funds and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our unaudited condensed consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset or other additions on consolidation, which add to our deployed cost in such asset. Glossary 50

Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation that refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets funded by third parties through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Monetization The acceleration of a portion of the expected value of a litigation or arbitration matter prior to resolution of such matter, which permits a client to convert an intangible claim or award into tangible cash on a non-recourse basis. Portfolio The sum of the fair value of capital provision assets and the undrawn commitments. Principal Finance segment One of our two reportable segments. Principal Finance segment includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by us. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC. Glossary (continued) 51

Glossary (continued) 52 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (unaudited condensed consolidated statements of operations) or cumulatively (unaudited condensed consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.